Prudential U.S. Government Fund
February 29, 1996
Page 3




SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                        919 Third Avenue
                 New York, New York 10022-9998
                         (212) 758-9500








                                   February 29, 1996




Prudential U.S. Government Fund
One Seaport Plaza - 25th Floor
New York, New York  10292

Dear Sirs:

          Prudential U.S. Government Fund (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, is filing with the Securities and Exchange Commission a Rule 24f-2 Notice (the "Rule 24f-2 Notice") containing the information required by paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Rule").
In its Registration Statement on Form N-1A, the Fund filed the declaration authorized by paragraph (a)(1) of the Rule to the effect that an indefinite number of shares of beneficial interest of the Fund, par value $.01 per share (the "Shares"), was being registered by such Registration Statement. The effect of the Rule 24f-2 Notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Fund during the fiscal year ended January 19, 1996 in reliance upon the Rule (the "Rule 24f-2 Shares"). We have been advised that pursuant to the consummation of the reorganization of the Fund on January 19, 1996, the Fund ceased operations as of such date, and therefore such date was the last day of the Fund's most recent fiscal year.

          We have served as counsel to the Fund since September 1985. We have, as counsel, participated in various proceedings relating to the Fund and the Rule 24f-2 Shares. We have examined a Certificate of Good Standing of recent date issued by the Secretary of State of the Commonwealth of Massachusetts and copies, either certified or otherwise proved to our satisfaction to be genuine, of the Fund's Declaration of Trust and By-laws, as currently in effect, the minutes of meetings of its Trustees and other documents relating to its organization and operation. We have also reviewed the form of the Rule 24f-2 Notice being filed by the Fund. We are generally familiar with the business affairs of the Fund.

          The Fund has advised us that the Rule 24f-2 Shares were sold in the manner contemplated by the prospectus of the Fund current at the time of each sale, and that the Rule 24f-2 Shares were sold for a consideration not less than the par value thereof and not less than the net asset value thereof as required by the Investment Company Act of 1940, as amended.

          Based upon the foregoing, it is our opinion that:

          1. The Fund has been duly organized and is legally existing under the laws of The Commonwealth of Massachusetts.

          2.   The Fund is authorized to issue an unlimited number of Shares.

          3. The Rule 24f-2 Shares were legally issued and are fully paid and non-assessable. However, we note that as set forth in the Registration Statement, the Fund's shareholders might, under certain circumstances, be liable for transactions effected by the Fund.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission together with the Rule 24f-2 Notice of the Fund, and to the filing of this opinion under the securities laws of any state.

          We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of that Commonwealth and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.

                    Very truly yours,

                    /s/ Shereff, Friedman, Hoffman & Goodman, LLP

                    Shereff, Friedman, Hoffman & Goodman, LLP

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